CONSENT OF INDEPENDENT ACCOUNTANTS

 We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 28, 1999 which appears on page 55 of The Dialog Corporation PLC's Annual Report on Form 20-F for the year ended December 31, 1998.


 PricewaterhouseCoopers
 24 June 1999
 London, England